EXHIBIT 10.71

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

$125,000.00                                                         May 7, 1998

                       SECURED CONVERTIBLE PROMISSORY NOTE
                                       OF
                         GALACTICOMM TECHNOLOGIES, INC.

         FOR VALUE RECEIVED, GALACTICOMM TECHNOLOGIES, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of KENWORTHY INVESTMENTS, LTD., whose address is c/o Bayard Trust Company Limited, 28-30 The Parade, St. Helier, Jersey JE4 8X4, Channel Islands (the "Payee"), on the Maturity Date (as hereinafter defined) the principal amount of One Hundred and Twenty Five Thousand Dollars ($125,000), together with all accrued and unpaid interest. The unpaid principal balance of this Secured Convertible Promissory Note (the "Note") shall bear interest at a rate of ten percent (10%) per annum. The Company shall make payments of accrued interest and principal under this Note, to the Payee on January 1, 1999.

1.       DEFINITIONS.

         (a) "Bankruptcy" means: (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute; (b) an assignment for the benefit of creditors; (c) the filing of a voluntary petition in bankruptcy or reorganization or the passing of a resolution for voluntary liquidation or reconstruction; or (d) the failure to vacate the appointment of a receiver or trustee, for any part or all of the assets or property of a party within 60 days from the date of such appointment.

         (b) "Common Stock" means the common stock of the Company, par value $0.0001 per share.

         (c) "Common Stock Deemed Outstanding" means the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 6(a) hereof, at and previous to any given time.

         (d) "Conversion Price" means $0.75, as adjusted pursuant to Section 6 hereof.

         (e) "Converted Shares" shall have the meaning set forth in Section 4(a) hereof.


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         (f) "Fair Value" means a value determined jointly by the Company and the Payee. However, if the Company and the Payee are unable to reach an agreement, "Fair Value" shall be determined by an appraiser jointly selected by the Company and the Payee, at the Company's sole expense and cost.

         (g) "Maturity Date" means January 1, 1999.

         (h) "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         (i) "Security Agreement" means the security agreement between the Company and the Payee, of even date hereof.

         (j) "Stock Purchase Agreement" means the stock purchase agreement among the Company, Payee's predecessor in interest, Peter Berg and Yannick Tessier, dated November 21, 1996, as amended.

2.       VOLUNTARY PREPAYMENT; INVOLUNTARY PREPAYMENT.

         (a) VOLUNTARY PREPAYMENT. This Note may not be prepaid in whole or in part without the prior written consent of the Payee. If such prepayment is consented to by the Payee, the Company shall prepay the principal to which such consent has been given.

         (b) INVOLUNTARY PREPAYMENT. The Payee may demand prepayment in full of this Note at any time that an Event of Default under this Note exists and has not been cured or waived, in which event this Note shall be immediately due and payable. Prepayment shall be made by the Company by the close of business on the first business day after the Company's receipt of the demand notice, by full payment of the principal amount of this Note, together with all accrued and unpaid interest.

3.       DEFAULTS, AMENDMENTS, WAIVERS, ETC.

         (a) EVENTS OF DEFAULT. Each of the following events is herein called an "Event of Default":

                  (i) The occurrence of an event of Bankruptcy with regard to the Company;

                  (ii) The Company defaults in the due and punctual payment of principal or interest on any of its indebtedness other than that evidenced by this Note, or there exists any


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default under any mortgage, agreement or note securing, relating to or evidencing such indebtedness, which default is not cured within any applicable cure period;

                  (iii) Any default by the Company in the performance of any covenant or condition contained in this Note including, but nor limited to, the timely payment of principal and interest hereunder, which default is not cured with five (5) business days;

                  (iv) The Company commits an event of default under the Stock Purchase Agreement or the Security Agreement; or

                  (v) The Company fails to deliver to Payee the amount of Common Stock, duly authorized and issued, fully paid and nonassessable, which the Payee is entitled to receive upon tendering of the Note for conversion into the Converted Shares as provided in Section 4(a) hereof.

         (b) REMEDIES FOR DEFAULT. If an Event of Default occurs, then this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

         (c) ENFORCEMENT OF REMEDIES. If an Event of Default occurs, the Payee may proceed to protect and enforce its rights at law and/or in equity, or proceed to enforce payment of this Note or to enforce any other legal or equitable right of the Payee, all of which shall be deemed separate and cumulative, and not exclusive of each other.

         (d) AMENDMENTS AND WAIVERS. No course of dealing between the Company and the Payee, and no failure or delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of the rights of the Payee. Furthermore, no single or partial exercise of any right hereunder shall prevent any other or further exercise of such right or of any other right. No covenant or other provision of this Note may be changed, and no Event of Default may be waived, except by a written document signed by the party consenting to such change or waiving such Event of Default.

         (e) COST AND EXPENSE OF ENFORCEMENT. If an Event of Default occurs hereunder, the Company shall, to the extent permitted under applicable law, pay to the Payee such further amount as shall be sufficient to cover the cost and expense of enforcement, including the reasonable attorney fees and expenses of the Payee.

4.       CONVERSION OF NOTE.

         (a) Upon the occurrence of either of the following events, all principal and accrued interest due and payable under this Note (the "Outstanding Amount") shall be converted into that number of shares of Common Stock (the "Converted Shares") equal to the Outstanding Amount


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

divided by the Conversion Price. Upon the written demand of the Payee received on or before January 15, 1999; or

         (b) The Company shall take appropriate action to reserve from the Company's authorized but unissued Common Stock, sufficient Common Stock to permit the conversion of the Outstanding Amount pursuant to Section 4(a), which reservation shall be noted in the books, records and, if appropriate, the financial statements of the Company.

         (c) The Company covenants that all Converted Shares which may be issued will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, excluding income taxes, gross receipts taxes or any similar tax based upon the earnings, receipts, income or gain to the Payee.

5. REGISTRATION RIGHTS. The Payee shall have the same piggyback registration, demand registration, tag along and bring along rights, regarding the Converted Shares, as are contained in the Stock Purchase Agreement.

6.       ADJUSTMENT OF SHARES AND CONVERSION PRICE.

         (a)      CONVERSION PRICE

                  (i)      GENERAL.

                           (A) In order to prevent dilution of the conversion
rights granted under this Note, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(a).

                           (B) If the Company issues or sells or, in accordance
with Section 6(a)(ii) hereof, is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale (except for the issuance or deemed issuance of securities in a transaction described in Section 6(a)(i)(C)), then immediately upon each such issuance or sale the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock actually outstanding prior to the issuance or sale and (ii) the number of shares of Common Stock that the amount receivable by the Company upon such issuance or sale on that occasion would purchase at the initial Conversion Price, and the denominator of which shall be the number of shares of Common Stock actually outstanding and Common Stock Deemed Outstanding under Subsection 6(a)(ii) immediately after such issuance or sale.

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

                           (C) The existence and any exercise of any option,
warrant, or other right to purchase Common Stock, that is outstanding on the date hereof shall be excluded from the operation of Paragraph (B) of this Subsection 6(a)(i) and from the operation of Subsection 6(a)(ii)

                  (ii) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Subsection 6(a)(i) above, the following provisions shall be applicable:

                           (A) ISSUANCE OF RIGHTS AND OPTIONS. If the Company in
any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" shall be determined by dividing (i) the total amount, if any, received by the Company as consideration for the granting of such Options plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options and upon the conversion or exchange of all Convertible securities issuable upon the exercise of such Options.

                           (B) ISSUANCE OF CONVERTIBLE SECURITIES. If the
Company in any manner issues or sells any Convertible Securities, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" shall be determined by dividing (i) the total amount received by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

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

                           (C) CHANGE IN OPTION PRICE AND CONVERSION RATE. If
the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange or any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be reduced to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration, or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (D) CALCULATION OF CONSIDERATION RECEIVED. If any
Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration that includes unrestricted cash, then the amount of cash consideration actually received by the Company shall be deemed to be the full monetary value of the unrestricted cash portion thereof. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for a consideration part or all of which is other than unrestricted cash, then the amount of the consideration other than unrestricted cash received by the Company shall be deemed to be in the Fair Value of such consideration.

                           (E) INTEGRATED TRANSACTIONS. If any Option is issued
in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued without consideration.

                           (F) TREASURY SHARES. The number of shares of Stock
Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.

                  (iii) SUBDIVISION AND COMBINATION OF COMMON STOCK; STOCK DIVIDENDS. If the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities as a dividend upon Stock, (b) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification, stock split or otherwise, or (c) combine outstanding shares of Common Stock by reclassification, stock split or otherwise, then the Conversion Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be reduced only by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, subdivision or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision or combination.

                  (iv) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Company declares a dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, Options or Convertible Securities, the Conversion Price


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shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Stock or, in the case of any other dividend or distribution, to the Fair Value of such dividend or distribution per share of Common Stock. For purposes of the foregoing, a dividend or distribution other than in stock shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the Fair Value of such dividend or distribution. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, of, if a record is not taken, the date as of which the holders of Common Stock or record entitled to such dividend or distribution are to be determined.

                  (v) MANNER OF CALCULATING ADJUSTMENTS; NO DE MINIMIS ADJUSTMENTS. The calculation of each adjustment of the Conversion Price shall be made accurate to the nearest ten-thousandth. No adjustment of the Conversion Price shall be made if the amount of such adjustment would be less than one cent per share. In such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.

         (b) ADJUSTMENT OF NUMBER OF STOCK ISSUABLE UPON EXERCISE. Upon each reduction of the Exercise Price pursuant to Section 6(a) hereof, the Payee shall thereafter (until another such reduction) be entitled to purchase, at the Exercise Price in effect on the date the conversion rights under this Note are exercised, the number of shares of Common Stock, calculated to the nearest whole number of Common Stock, determined by (a) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to the reduction of the Conversion Price by the Conversion Price in effect immediately prior to such reduction, and (b) dividing the product so obtained by the Conversion Price in effect on the date of such exercise.

7. COVENANTS OF THE COMPANY. So long as this Note is outstanding, the Company covenants and agrees as follows:

         (a) The Company shall maintain in full force and effect its existence as a Florida corporation, its rights and franchises and all licenses, permits and other rights to use trademarks, trade names, copyrights, trade secrets, patents or processes owned or possessed by it and deemed by it to be necessary to the conduct of its business, and shall comply with all applicable laws and regulations, whether now in effect or hereinafter enacted or promulgated by any governmental authority having jurisdiction.

         (b) The Company shall duly pay and discharge or cause to be duly paid and discharged, before the same becomes delinquent, all taxes (including all employment and payroll taxes), assessments and other governmental charges imposed upon it or any of its properties or in respect of its franchise or income. However, no such tax or charge need be paid if being contested in good faith by proper proceedings diligently conducted and if such reservation or


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other appropriate provisions, if any, as shall be required by generally accepted accounting principles, shall have been made therefor.

         (c) The Company shall promptly notify the Payee in writing of: (i) any litigation against it that is instituted or pending, or to the Company's knowledge threatened, the outcome of which might have a material adverse effect on the Company's financial condition, business, operations, assets or liabilities, or results of operations; (ii) any default by the Company in the due and punctual payment of principal or interest on any of its indebtedness other than that evidenced by this Note, or any default by the Company under any mortgage, agreement or note securing, relating to or evidencing such indebtedness.

         (d) Upon request of the Payee, the Company will provide the Payee with copies of all filings made by the Company with federal, state or local governmental bodies or agencies.

         (e) While any principal or interest is owed and outstanding hereunder, the Company shall not declare or make any dividends or distributions to the Company's stockholders.

8.       MISCELLANEOUS PROVISIONS.

         (a) NON-ASSIGNMENT. Neither the Company nor the Payee may assign its rights or delegate its duties hereunder to any other person, except with the prior written consent of the other party.

         (b) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of
(a) receipt, if made by personal service, (b) two days after dispatch, if made by reputable overnight courier service, (c) upon the delivering party's receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or by telex, or (d) three days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section:

                           If to the Company: 4101 S.W. 47 Avenue
                                              Suite 101
                                              Ft. Lauderdale, Florida 33314
                                              Tel:  (954) 583-5990
                                              Fax:  (954) 583-7846
                                              Attn: Yannick Tessier, President

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                           If to the Payee: c/o Bayard Trust Company Limited
                                            28-30 The Parade
                                            St. Helier
                                            Jersey JE4 8X4
                                            Channel Islands
                                            Tel: (44) 1534-636211
                                            Fax: (44) 1534-666215
                                            Attention: Martyn Crespel

         (c) GOVERNING LAW. This Note shall be governed in accordance with the internal laws of the State of Florida (without regard to its conflict of laws principles). All actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in the Florida state courts sitting in Broward County, Florida.

         (d) SECTION HEADINGS. The section headings in this Note are intended for convenience only and do not constitute and shall not be interpreted as part of this Note.

                                       GALACTICOMM TECHNOLOGIES, INC.

                                       By: /s/ YANNICK TESSIER
                                           --------------------------
                                           Yannick Tessier, President


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